PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 5, 1998)

                               [GRAPHIC OMITTED]

                       INTEGRATED HEALTH SERVICES, INC.

                        981,421 SHARES OF COMMON STOCK

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     This document  supplements  the  prospectus  dated June 5, 1998 relating to
981,421 shares of our common stock. We are not selling any shares; the shareholders named herein are offering their shares. This prospectus supplement is incorporated by reference into the prospectus. All terms used in this supplement shall have the meaning assigned to them in the prospectus.

                 OUR NEW YORK STOCK EXCHANGE TRADING SYMBOL -- IHS
                     CLOSING PRICE (MARCH 31, 1999):  $5.50

Terry L. Cash, one of the selling stockholders named in the prospectus, has transferred 30,000 shares to VSP Foundation, Inc. This supplement amends the table on page 17 of the prospectus to:

       (a) reduce the number of shares beneficially owned by, and being offered by, Terry L. Cash to 292,420 (including 14,417 shares held in escrow); and

       (b) add VSP Foundation, Inc. as a selling stockholder beneficially owning, and offering hereby, 300,000 shares of common stock.

Mr. Cash is Chairman of the Board of Directors of VSP Foundation, Inc.

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     SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6 OF THE ACCOMPANYING  PROSPECTUS,
FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

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     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or disapprove these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 1, 1999.